Exhibit 99.1
CORPORATE PARTICIPANTS
Dave Jacoby
Jaffoni & Collins Inc. — IR
Darren Richardson
Mad Catz Interactive, Inc. — President, CEO
Stewart Halpern
Mad Catz Interactive, Inc. — CFO
CONFERENCE CALL PARTICIPANTS
Joseph Miranda
Analyst
John Taylor
Arcadia Investment Corporation — Analyst
Ron Rotter
RLR Capital Management — Analyst
PRESENTATION
Operator
Ladies and gentlemen, thank you for standing by and welcome to the fourth quarter and fiscal 2008 earnings conference call. During the presentation, all participants will be in a listen-only mode. Afterwards, we will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS) As a reminder, this conference is being recorded, Monday, June 30, 2008. I would now like to turn the conference over to Mr. Dave Jacoby with Investor Relations. Please proceed.
Dave Jacoby - Jaffoni & Collins Inc. — IR
Today’s discussion will contain forward-looking statements about the Company’s financial results, estimates and business prospects that involve substantial risks and uncertainties. The Company assumes no obligation to update the forward-looking statements contained in this conference call as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as anticipate, estimate, expect, project, intend, plan, believe, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that can cause actual results to differ materially are the following.
The ability to maintain or renew the Company’s licenses, competitive developments affecting the Company’s current products, first party price reductions, price protection taken in response to price cuts, the ability to successfully market both new and existing products domestically an internationally, difficulties or delays in manufacturing, delays in the Company’s ability to obtain products from its manufacturers in China, market and general economic conditions. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the appropriate regulatory authorities. Today’s call and webcast may include non-GAAP financial measures within the meaning of SEC Regulation G. When required, a reconciliation of all non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found in today’s press release. As part of Mad Catz ongoing effort to raise its visibility within the financial community the Company regularly meets with or conducts calls with members of the financial community. If you are interested in meeting with Mad Catz management, please call me at 212-835-8500, I would now like to introduce Mad Catz President and Chief Executive Officer, Darren Richardson who will be joined on today’s call by CFO, Stewart Halpern. Darren?

Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Thanks, Dave. Good afternoon and thank you for joining the call. First, I’ll briefly review some of the fiscal 2008 and fourth quarter highlights, and then I’ll turn the call over to Stewart who will provide some additional financial perspective. Afterwards, I’ll discuss our strategy for growth throughout 2009, as we leverage what is the broadest suite of product lines and most robust portfolio of license in Mad Catz’s history.
Overall, the fiscal year results are solid. Sales were down year-over-year, but margins were a record 32.8%, resulting in record gross profit of $28.7 million. Net income was $3.2 million, or $0.06 per share, and EBITDA was up 11% to $10 million. The quarter was a little mixed. The record fourth quarter sales of $21.9 million, record fourth quarter gross margins of 29.5%, which makes it the eighth consecutive quarter of year on year gross margin improvement and that resulted in a record fourth quarter gross profit of $6.5 million.
Operating expenses were up significantly, driven largely by the amortization of intangible assets resulting from the Saitek acquisition, plus the addition of Saitek’s overhead. We’ve since implemented a restructuring plan that will bring the SG&A in line and Stewart will provide some additional color on that in a moment. We benefited from foreign exchange gains, but still recorded a loss of $832,000 or $0.02 per share for the quarter.
We think it’s important for shareholders to gauge the impact of the intangible asset amortization which was $768,000 for the quarter. So you notice that we’ve added an additional schedule to the press release. EBITDA remains a valuable metric to gauge the underlying performance of the business, and it was a positive $690,000 for the quarter. With that, I’d like to turn the call over to the Mad Catz CFO, Stewart Halpern, for some additional details. Stewart?
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Thanks, Darren. With Saitek as part of the Mad Catz family for the entirety of Q4, as Darren mentioned, it was a record quarter for sales, and our first positive sales comparison since Q4 of last year. Having said that, looking at the Mad Catz product line in isolation, we saw in Q4 similar trends as we’ve seen throughout this year, with console video game product sales down approximately 26% year over year for the quarter. And the root cause is as we’ve discussed across the year, the performance of products for the current generation console platforms hasn’t made up for the sharp declines in sales of products on the prior generation of video game platforms. This trend increased across the fiscal year, so for the full fiscal year, Mad Catz’s specific sales declined by a smaller amount, approximately 12%, than the 26% decline for the quarter.
Another key dynamic in the console video game sales trend is that game pads or controllers have fell to approximately 35% of Q4 Mad Catz only sales, versus 45% last year. Not having an X-Box 360 wireless controller or a Wii controller has a noticeable impact on our sales. As you can deduce from the platform data disclosed in the 10-K which has either been filed or we hope should be filed very shortly, sales of Saitek PC products were over $9 million in the quarter. We continue to be enthusiastic about the AirDrives product line and opportunities for expanded distribution but for the quarter, sales continue to be quite modest for AirDrives products. We made further progress on our strategic goal of increased penetration of Europe, aided significantly by Saitek’s strong presence there, so that European sales as a percentage of our total increased to approximately 40% from 24% for the quarter, and to approximately 36% from 22% for the year.
We achieved record gross profit margin for the fiscal year, as Darren mentioned, with 32.8% and for the fourth quarter, 29.5% and we continue to expect Mad Catz’s console products, general margin in the 30% range or so that we’ve experienced through most of fiscal ‘08. Operating expense for the quarter were higher year-over-year, largely due to the inclusion of Saitek, but even on a Mad Catz stand alone basis, OpEx was higher. The increased costs on the Mad Catz side were due to higher admin costs as well as, as Darren mentioned, the amortization of intangible of intangibles relating to the Joytech and Saitek acquisitions. As of the beginning of fiscal ‘09 through the closure of Saitek’s U.S. distribution center which was redundant with ours we’ve already eliminated over $1 million of annual run rate operating expense and we expect to achieve greater operating and cost efficiencies as we move forward. For example, at March 31, together with Saitek, we had 11 active legal entities. By September 30, we hope to reduce that to six.
Amortization of intangibles relating to the Joytech and Saitek acquisitions will run at a rate of just over 600,000 or so per quarter as Darren mentioned and we’ve initiated some supplemental information to our press release to help investors see the impact on our net income of these items as well as stock-based compensation. EPS for the quarter was a loss of $0.02, and positive $0.06 for the year, both benefiting by positive foreign exchange impact of about

$1.1 million for the quarter and $1.7 million for the fiscal year versus foreign exchange impacts of a small loss in Q4 of ‘07 and a 256 gain in, for the fiscal year of 2007. Fiscal year EPS — fiscal ‘08 year EPS was negatively impacted by a tax rate of 46.4%, versus last year’s 37.5%.
EBITDA the for the quarter of $690,000 contrasts with $1.9 million last year, with EBITDA for the year of approximately $10 million, the second highest in the Company’s history versus last year’s $9 million. As far as the balance sheet, the net position of our bank loan less cash at year-end was $6.2 million, versus a net cash positive position of approximately $1 million last year. Taking into account the approximately $15 million drawn down for the Saitek acquisition, on an operating basis, we generated approximately $7.8 million of positive cash flow.
Many of you who followed us are well aware of the extraordinary work involved and time it took us to file our 8-Ka relating to the prior two year’s audit of Saitek and somewhat relatedly there’s one other item I would like to cover that will also be addressed in our 10-K filing. As required by Section 404 of the Sarbanes-Oxley act, during the fourth quarter management conducted its first required assessment of our internal control over financial reporting. During the process of our SOX testing we concluded that we had a material weakness related to financial reporting in part due to the significantly increased burdens placed on our accounting team by the Saitek acquisition. We believe that some of these burdens will be somewhat self correcting as we reduce the number of reporting entities as I described above. We’re in the process of determining and implementing a full work plan to remedy the material weakness which effort will continue throughout fiscal 2009. We are highly confident that we’ll be able to effectively address these relevant issues. I’d now like to turn the call back to Darren.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Thanks, Stewart. Fiscal 2008 was an event filled year when you look at new product additions. We launched AirDrives audio headsets, acquired Joytech with its line of console accessories, acquired a full portfolio of PC accessories through the acquisition of Saitek and added some pretty impressive licenses including Assassins Creed and Halo 3. More recently, we’ve added some really exciting new products and licenses to the current portfolio. Including the launch of our high end Saitek Cyborg gaming mouse and keyboard. The launch of AirDrives for iPhone, a multi-year agreement with Harmonix and MTV Games to produce a range of premium licensed accessories for the hugely successful Rock Band video game, a multi-year agreement with Coffin Case to produce carrying cases for use with Rock Band, and Guitar Hero guitars. Licenses for additional sports franchises including NASCAR, as well as Manchester United Liverpool and Arsenal European football clubs. Products utilizing these license properties will begin to roll out in our fiscal second quarter.
Although we don’t have final numbers, we feel pretty optimistic about the fiscal first quarter that ends today, and we’re expecting to report growth in both the PC and console product categories. A return to growth in console products would be significant because over the last year, sales declined as we eliminated low margin placements and were impacted by the lack of controllers and wireless controllers for the Wii and X-Box 360 respectively. We’ll also begin to see progress from integration and restructuring following the Saitek acquisition, though the second quarter will begin to provide a clearer view of the ongoing SG&A run rate.
The outlook for the video game industry remains positive and poised for growth in the face of the current economic downturn. However, the reduced scope for accessories on the new generation of consoles means we have fewer opportunities for our traditional products to capitalize on the growth in the industry, as we move from the old generation to the current generation of consoles. Nevertheless, we believe that the decline in our traditional console control pad business will be more than offset by our diversification to licensed products, PC peripherals and opportunities in the emerging social gaming category, games like Rock Band, Guitar Hero, Scene It and Wii Fit that typically require a unique Controller to play the game.
The huge success of social games has not gone unnoticed amongst game publishers and we have received requests from multiple publishers to submit hardware proposals for potential new games. An indication that Mad Catz is well-positioned to benefit from the trend. In addition, we’re hopeful that we’ll see further console hardware price reductions which would have a very positive impact on our business in the back half of the fiscal year. As we move forward we remain focused on driving profitable growth and growing EBITDA. I’d now like to open the call to questions. Operator?

QUESTION AND ANSWER
Operator
(OPERATOR INSTRUCTIONS) Our first question is from the line of [Joseph Miranda], a private investor. Please proceed with your question.
Joseph Miranda Analyst
Thank you for taking my call. Two questions, if I may. One, regarding the AirDrives, you said there was modest sales in the fourth quarter. Can you elaborate any further and can you elaborate on first quarter, how is it doing? Is it selling?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Yes, AirDrives at the moment is placed predominantly on dot-com sites. We were fairly late getting the product to market so we sort of missed the holiday window there, but we’re on the dot-coms. The way that will work is it will basically get tested out and any retail placements that result from that are probably going to roll in for the second and third quarter, in particular. We’ve got some exciting new placements. We’re now on the Apple Store and a couple of those kind of things, so we’re making some progress but it’s slow progress. I think if you look at the nature of the product, once you actually try the product and get the product into people’s hands, it becomes a bit of an a ha moment when they work out all of the different things that it can do, but it’s a fairly tough story to tell. So AirDrives I think will have its own momentum and then once that builds, I think it will help at the retail level. But if you look at any of the — just a Google search in terms of press coverage and so forth, you’ll find that the reaction to the product is overwhelmingly positive.
Joseph Miranda Analyst
Second question, to Mr. Halpern, looking at the income statement in the release, and I’m looking at the line of amortization of intangibles and I’d like you to walk me through why that doesn’t match the adjusted net income reconciliation line of amortizations of intangible assets.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Sure. Thanks for that question. Just so everybody’s clear on that, that’s a good question. We actually have some amortization of intangibles not showing on that operating expense line item that show up in our COGS and that relates to a prior acquisition that we had done of our GameShark product. The difference between what you see in the supplemental schedule and the OpEx breakout is that GameShark acquisition and that’s treated differently because that was an acquisition of technology.
Joseph Miranda Analyst
Okay. All right. Thank you very much.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Sure.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Happy to help.
Operator
Our next question is from the line of John Taylor with Arcadia. Please proceed with your question.
John Taylor - Arcadia Investment Corporation — Analyst
I’ve got a couple of questions about organic Mad Catz versus the acquired companies you’ve brought in. I wonder if you could just from 10,000 feet give us a rough breakdown between what Mad Catz’s performance ex Joytech and ex the other one you did this year, Saitek, right?

Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Yes.
John Taylor - Arcadia Investment Corporation — Analyst
Tell us what went on with Mad Catz in terms of sales and gross profit and sort of before and after? And also maybe if you could, pick a couple of the key line items on the balance sheet, particularly on the debt side, and how much of that was related to acquisition activity during the year? Thanks.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Okay. If I tackle the first one there, which was the — sorry, what was the first one again?
John Taylor - Arcadia Investment Corporation — Analyst
Looking for Mad Catz’s—?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
I got you. Sorry. The revenue breakout. There’s two fundamental drivers that are happening there. One is we basically tackled placements over the last couple of years where we eliminated SKUs that had very low to negative contribution margin.
John Taylor - Arcadia Investment Corporation — Analyst
Right.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
So we really tried to get it back to what part of the business really contributes to the bottom line and what part of it is just churning a lot of dollars, driving sales, but just tying up working capital. And so we’re able to kind of take a lot of those out. That’s a good chunk of the decrease and we’re through all of that now. In fact, I feel pretty good about where we’re at.
John Taylor - Arcadia Investment Corporation — Analyst
That’s actually a two part question related to that. I understand you’re eliminating the low margin stuff. I was looking for the gross margin, the sales trend and the gross profit trend so that we can capture how much of that revenue went away without much gross profit contribution? Sort of Mad Catz by itself and then what did the two — those two primary acquisitions in the year add in terms of revenue and gross profit?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Okay. So that was definitely one item and if you look at the gross profit trend, we’ve had eight consecutive quarters of gross profit improvement and that’s really driven by taking out unprofitable things and then secondly, adding more profitable products. The second aspect there is without having access to controllers for the Wiimote on Nintendo and without having the wireless control pad for X-Box 360 which is where the bulk of the sales are on those two programs, two products, I mean, Mad Catz historically ran about 50% of sales through control pads. So although we still have a fairly meaningful position there with about 30% of the business in control pads, the opportunities on that are a lot lower on the current gen than they were in the past gen so as you see the trade out of last gen to next gen or current gen, you really are seeing an impact in sales and a reduced scope for opportunity.
However, we’ve been able to supplement that by adding more premium, high end products and products that are differentiated and licensed products that have a much better margin model and then I guess a third element is changing the way we handle a lot of the supply chain, so that we can move to more of an FOB Hong Kong process and so we’re not actually bringing product into inventory, which avoids an awful lot of inventory redundancies and obsolescence, which again, helps you on the margin side and helps you on the working capital side, but you do have to give up a front end pricing advantage on that. So lower sales, but lower risk and lower sort of residual costs that happen just with dealing with large retailers.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Just to make sure—.
John Taylor - Arcadia Investment Corporation — Analyst
hold on one second. If I could — what I’m trying to do here is capture specific numbers that illustrate all those things that you just mentioned. So of the $87.6 million in revenue, can you segment that for me between Mad Catz and the acquired companies that you did during the year? And of the gross profit of 28.7, I wonder if you could do the same thing? Because a lot of the good things that you’re capturing in terms of filling in — although you’re missing some of the next gen stuff, you’re filling that in with some other things, that ought to show up under Mad Catz, comparison, I would think. Just the Mad Catz performance by itself, not including the acquired things.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Let me try to get at it this way. With regard to Joytech, I actually don’t have those numbers broken out in front of me. We look at Joytech as, because it’s essentially a console video game product, we don’t think about that in as distinct a way as perhaps with Saitek being PUC products for the purposes of the question that you’re asking. So for example, as I tried to give in my remarks, just looking at the console video game products, which is Mad Catz’s branded as well as Joytech branded, for the fiscal year, the console video game products were down in terms of sales about 25%. So that hopefully gives you at least one slice of the breakout that you’re looking for.
And then the second thing is, again, if you just look at the console video game product, the core Mad Catz business, inclusive of Joytech, the gross margin on that portion of the business alone was right about 32%. So does that help get a little bit closer to where you want to go?
John Taylor - Arcadia Investment Corporation — Analyst
Yes, I guess you’re really not talking about sort of the way that I want to do it, you’re not really thinking about it the same way in terms of organic Mad Catz versus bolted on kind of thing. The lines are too blurry, is that right, which is why you’re not—?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
It becomes very difficult to break it out because we’re working through kind of like a tax restructuring so for example, the Saitek U.S. entity has already been absorbed into the Mad Catz entity. So any Saitek sales to Best Buy and so forth are moving through there. So it becomes kind of hard to segment all of those different pieces and get it down to kind of like a gross margin effect because effectively they’re now shipping through the same distribution center so then you get fixed cost allocation and so forth. So at this stage it’s, like at some point we need to wait for the dust to settle and just getting the 8-K/A filing on the acquisition accounting and getting the year-end and now we’re kind of like into the quarter end, we just need to get the accounting guys to get a bit of a breather here, so we can come back and start pulling some of that out data out separately.
John Taylor - Arcadia Investment Corporation — Analyst
Okay. And Stewart, quick answer on how much of the debt increase was related to acquisitions?
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
So just if you’re looking at the balance sheet, you’ll see there’s a breakout of notes payable. That’s the convertible note that is held by the seller. The interest on that accrues and is not cash interest. And so then if you look at the bank loan, and that note payable by the way was just a little bit under $15 million, representing the principle of 14.5 plus the accrued interest to date and then if you look at the bank loan column you’ll see that’s 11,470,000. That one also is a little bit hard to pull out exactly how much would have been dead on the books had we not paid the $15 million for Saitek because that’s a working capital line that’s obviously working, or helping to finance working capital of both Saitek and Mad Catz but if it’s helpful to have that breakout, again, that note payable is the convertible, seller note, non-cash interest, and the bank loan of just a little bit under 11.5 million is the current line after taking to account that we drew down $15 million to pay to the seller for Saitek. Does that make sense?
John Taylor - Arcadia Investment Corporation — Analyst
Yes. Okay. And you said positive cash flow in the year was $7.8 million; is that right?
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Well, if you — no, that was an operating cash flow number to the extent that you strip out that $15 million paid for the acquisition.
John Taylor - Arcadia Investment Corporation — Analyst
Okay.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
So purely based on the operations, ex that sort of extraordinary payment generated the $7.8 million.
John Taylor - Arcadia Investment Corporation — Analyst
Okay. Good. Thank you.
Operator
Our next question is from the line of [Ron Rotter] with RLR Capital Management. Please proceed with your question.
Ron Rotter - RLR Capital Management — Analyst
Hi, guys. Can you tell me the status of the Rock Band accessories program? And I know part of that is being licensed through Harmonix and I see GameStop is selling a guitar, Rock Band wireless guitar under the Harmonix brand. Is that anything that you guys — that particular product anything that you guys participate in and you’re just selling it under Harmonic’s brand or if not just tell when you do expect to start shipping products that we should be seeing in the stores and on the websites?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Yes, here is what we’re going to have under the MTV Games deal for Rock Band is effectively we have the exclusive bass guitar. Well, first of all, Harmonix actually manufacturers the bundle which has a basic microphone, a guitar and drums. What Mad Catz has is an exclusive to do a bass guitar and we’re just in the process of hopefully getting that to market in the next couple of weeks here. We’ve just got a couple of little final things to get that done and then we should be shipping that in July. And so that will go out and that will be Rock Band branded but that will all be Mad Catz product. We also have a microphone—.
Ron Rotter - RLR Capital Management — Analyst
I’m sorry. So the brandon that, Darren, will be a Mad Catz brand?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
It will be a Rock Band branded but on the back panel you’ll see a number of different logos including Harmonix, MTV Games, Fender and Mad Catz.

Ron Rotter - RLR Capital Management — Analyst
Okay.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
But all the bass guitars for Rock Band are going to come from Mad Catz. We also have — currently the microphone for the game that comes in the bundle is a very stripped down microphone. And what we — and when you actually have to — if you’re playing the game as a karaoke style game where you’re the singer, when you’re scrolling through the menus, you have to hold the control pad as well as the microphone to get to where you want to go and then you put the control pad down and then you can sing. What we’ve got is we built the control pad into the microphone so it’s the first microphone controller that will be in the marketplace so it will be a premium product and a nice sort of addition to the people who are the hard core singers within Rock Band and then lastly, we’ve got some drum products and one of them notably is portable drums that you can take around and use in different settings and take them over to your friends’ place and that kind of thing. In addition to that, we’ve also got some other products that fall under the license and things like some guitar stands and so forth that we’re kind of working through now as well.
Ron Rotter - RLR Capital Management — Analyst
Will these all be shipping in July?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
They’ll be shipping in the next kind of like one to two months, yes. We want them to ship as soon as possible. But as you can appreciate, there’s a lot of different approval processes you need to go through from first party to Harmonix, MTV, plus also on some instruments additional parties like Fender, for example, on the guitars. So it takes a bit of time to get all of that ticked in tight but we’re very, very close.
Ron Rotter - RLR Capital Management — Analyst
What about the cases for the guitars?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Yes, and Coffin Case is actually a really cool license. Coffin Cases have been around for years, so you have famous rock stars like Keith Richards and Slash and so forth who are Coffin Case artists and as the name implies it’s actually a case that looks like a coffin shape and it’s got black on the outside and then it’s super, super plush, rich velour on the inside, as you would expect. They’re premium guitar cases. They’re fairly iconic within the guitar industry and we’ve got the license to bring those products across to the video game space, which really just adds to some additional color and sort of rounds out some of the portfolio on that. We’ve got some other bits and pieces like some Fender guitar straps and so forth, so—.
Ron Rotter - RLR Capital Management — Analyst
When will the cases ship?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Cases are probably shipping second quarter.
Ron Rotter - RLR Capital Management — Analyst
Okay.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
And so they should all be in market for the holiday.

Ron Rotter - RLR Capital Management — Analyst
And fair to ask you, since the Q2 is already — I’m sorry Q1 has already been completed, do you expect it to be profitable or not?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
We don’t have a lot of visibility to bottom line at this stage, but what I can tell you and I hit on the top notes there on the call, Q1 is looking good and I think we’re going to book growth pretty much across the board in Q1. We had a successful launch of a number of products including the cyborg high end mouse and keyboard, a range of accessories for Wii Fit and just generally sort of overall business looks like it’s moving along quite nicely. So a lot of good things happening there.
Ron Rotter - RLR Capital Management — Analyst
Finally, inventories, you have a pretty high level of inventories, obviously a lot of that is due the addition of Saitek. What is your comfort level on your inventories at this point?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
I’m comfortable that we have reserves where they need to be. We’ve got a reserve methodology that puts us in good shape and I think if you look back over the last couple of years, you haven’t seen too many items from us where we’ve come out with a big reserve write-down. So I feel pretty good about the quality of the inventory. Some items that we have in there are much, much heavier than we would like them to be, but again, a lot of the inventory support is in some of the higher volume SKUs and with a lot of the things that we have on, things like Rock Band and so forth that really kick in in the back half of the year, we’ve taken a very aggressive stance to try and build a lot of our core inventory in advance to free up as much manufacturing capacity as we can to give us flexibility to take advantage of opportunities as they arise.
Ron Rotter - RLR Capital Management — Analyst
So a decent amount of that inventory is Rock Band related?
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
No, it’s not Rock Band related. But it’s product that we’ve built early so that we’re not using the same production capacity that we will turn over to Rock Band.
Ron Rotter - RLR Capital Management — Analyst
Okay.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
So I think a good example of that is like X-Box 360 control pads and good old staple product, it’s not going away, PlayStation 3 control pads and there’s a couple of Saitek items that are very much high ticket items and where we’ve just got a heavy inventory but it’s not going to go bad any time soon.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
I was just going to mention also some of those Saitek products or maybe in general tend to have higher ASPs and some higher COG value per unit relative to ours so that’s part of why you see some of the higher inventory on the Saitek side also.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Yes. For example, the Saitek Cyborg keyboard is a good $80 product and the mouse is just a little bit shy of that. So you don’t have to run too many units on hand to start chunking up some pretty solid numbers there.

Ron Rotter - RLR Capital Management — Analyst
Very good. Thank you.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Thanks, Ron.
Operator
Mr. Richardson, I’ll now turn the call back over to you. Please continue with your presentation or closing remarks.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Okay. Well, thank you everybody for joining the call. I think as we look forward to the end of the year, we’re very positive and optimistic about the opportunities in front of the Company. I think the — just a look at the last five years in the 10-K that’s out there gives a pretty good history of where we’ve been and I think the entire team takes a lot of pride in what’s been achieved in the repositioning and in some cases almost reinvention of the business over the last couple of years. And we feel like we’re in a pretty much the sweet spot for this cycle and really looking forward to this year and the next couple of years and see what we can achieve. So with that, I look forward to updating you on our progress when we host our first quarter call in not too far from now.
Stewart Halpern - Mad Catz Interactive, Inc. — CFO
Thank you.
Darren Richardson - Mad Catz Interactive, Inc. — President, CEO
Thanks a lot.
Operator
Ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your line.